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                                                                    EXHIBIT 10.1

                                                                       EXHIBIT A



                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement"), is made and dated as of ______________, 1995, by and between THE RED CALLIOPE
AND ASSOCIATES, INC., a California corporation (the "Company"), and CAROL GLICKMAN, an individual resident of California
("Consultant").

                               W I T N E S E T H:

         WHEREAS, execution of this Agreement is a condition to closing under that certain Merger Agreement dated as of October
8, 1995 (the "Merger Agreement") between the Company, Crown
Crafts, Inc. and certain other parties (the "Merger");

         WHEREAS, Consultant is a founder of the Company and has made valuable contributions to the profitability and financial strength of the Company;

         WHEREAS, the Company desires to encourage Consultant to continue to make valuable contributions to the Company's business operations after the Merger; and

         WHEREAS, the Company desires to provide fair and reasonable benefits to Consultant on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, each intending to be legally bound, Consultant and the Company covenant and agree as follows:

         1.      DUTIES.

         In consideration of the payments to be made by the Company to Consultant as provided in Section 2 below, Consultant shall during the first three years of the Term (as hereinafter defined) provide up to twelve (12) hours of consulting services per month, and during each of the remaining years of the Term provide up to eight (8) hours of consulting services per month, to the Company on such matters pertaining to the business of the Company as may, from time to time, be requested of her by the Chief Executive Officer of the Company. In this regard, Consultant shall be available throughout the Term at reasonable times, and upon reasonable notice, to meet with the Board of Directors or the Chief Executive Officer of the Company, for the purposes of providing such consulting services. Further, Consultant shall, in connection with such consulting services and subject to reasonable scheduling conflicts, including





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religious holidays and Consultant's other employment, if any, attend such meetings, consult with such persons and engage in such activities to promote the business and image of the Company, as the Chief Executive Officer of the Company shall reasonably request; provided, however, that Consultant shall only obligated to perform consulting services commensurate with her status as a founder of the Company and only those services which the Chief Executive Officer of the Company believes, in good faith, to be fairly requested and to be of benefit to the Company; and provided further that the foregoing shall not be deemed to restrict Consultant from accepting part or full-time employment from, or providing consulting services to, someone other than the Company so long as such activities are not inconsistent with Consultant's obligations under Section 7 hereof and do not otherwise interfere with the responsible performance of Consultant's duties hereunder.

         2.      COMPENSATION.

         (A) For the consulting services to be provided by the Consultant hereunder, the Company shall pay to the Consultant the annual sum of Fifty Nine Thousand Dollars ($59,000.00) for each of the first three (3) years of the Term and Thirty Nine Thousand Dollars ($39,000.00) for each of the remaining years of the Term, which sum shall be paid in equal monthly installments on the last business day of each month.

         (B) In performing her consulting services hereunder, Consultant shall be an independent contractor and shall not be, or be deemed to be, an employee or agent of the Company. Except as may be specifically authorized in a writing in advance by the Chief Executive Officer of the Company, Consultant shall have no right or authority to act for or on behalf of the Company or otherwise to enter into any agreements or make any commitments with third parties binding upon the Company.

         (C) The amounts payable under Section 2(A) above shall be paid without deduction for state or federal withholding taxes, social security or other like sums and, by virtue of being an independent contractor hereunder, Consultant alone shall be responsible for the payment of all such taxes and sums levied or assessed with respect to the amounts paid to Consultant hereunder; provided, however, if it is determined that Consultant is an employee for purposes of the Federal Insurance Contributions Act, federal or state unemployment compensation taxes or other like taxes or levies, notwithstanding her status as an independent contractor hereunder, Consultant shall not be liable for any such taxes or levies to the extent they are by applicable law imposed on employers and not withheld from employee compensation.

         (D) Consultant shall be entitled to receive reimbursement for all reasonable expenses incurred by her in connection with the fulfillment of her duties hereunder upon presentation of appropriate vouchers therefor, provided that Consultant has complied with all reasonable policies and procedures relating to


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the reimbursement of such expenses as shall, from time to time, be established by the Company.

          3. TERM. The term of this Agreement shall begin on the date hereof (the "Effective Date") and, unless otherwise earlier terminated pursuant to Section 5 hereof, shall end on the date which is ten (10) years following the Effective Date (the "Term").

          4.     TERMINATION.  Subject to the respective
continuing obligations of the parties, including, but not limited to, those set forth in Section 5 hereof, this Agreement may be terminated as follows:

         (A) The Company, by action of the Board and upon written notice to Consultant, may terminate this Agreement immediately for cause. For purposes of this Subsection 4(A), "cause" for termination of this Agreement hereunder shall exist (a) if the Consultant is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (b) if, in the determination of the Board, the Consultant has engaged in gross or willful misconduct materially damaging to the business of the Company (it being understood, however, that unintentional physical damage to any property of the Company by Consultant shall not be a ground for such a determination by the Board), or (c) if Consultant has failed, without reasonable cause (it being understood that Consultant's inability to perform her duties hereunder due to death, injury, illness or disability (mental or physical) shall constitute reasonable cause hereunder), to follow material, reasonable written instructions of the Board or the Chief Executive Officer consistent with Consultant's position and her duties hereunder and after written notice from the Company of such failure, Consultant at any time thereafter again so fails.

         (B) Consultant, upon thirty (30) days written notice to the Company, may terminate this Agreement for any reason.

         5. NOTICE OF TERMINATION AND DATE OF TERMINATION. Any termination of this Agreement as contemplated by Section 4 hereof shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Subsection 4(A) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. For purposes of this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any such Notice of Termination is given, the party


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receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         6.      REPRESENTATIONS AND WARRANTIES.

                 (A) Consultant represents and warrants to the Company hereto that: (a) she has the full power and authority to execute, deliver and perform this Agreement, and that she has taken all actions necessary to secure all approvals required in connection herewith; (b) this Agreement has been duly executed and delivered by her and constitutes her valid and binding agreement, enforceable against her in accordance with its terms; and (c) the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which she is a party or by which she or any of her assets are bound.

                 (B)      The Company hereby represents and
warrants to Consultant that: (a) this Agreement has been duly authorized, executed and delivered by it, and constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms; (b) it has the full power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection herewith; and (c) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its Articles of Incorporation or By-Laws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Company is a party or by which it or any of its assets are bound.


         7. RESTRICTIVE COVENANTS. Consultant agrees to be bound by and subject to Sections 6.7, 6.8 and 6.9 of the Merger Agreement to the same extent as Neal Fohrman is bound thereby except that, as to Consultant, the duration of the "Noncompete Period" shall be equal to the duration of the Term hereunder.


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         8.      NOTICES.  For purposes of this Agreement, notices
and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Consultant:     Carol Glickman
                               c/o Kopple & Klinger
                               2029 Century Park East
                               Suite 10210
                               Los Angeles, California  90067
                               Attn:  Robert C. Kopple, Esq.

         If to the Company:    The Red Calliope & Associates, Inc.
                               13003 South Figueroa Street
                               Los Angeles, California  90061
                               Attention:  President

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9. GOVERNING LAW. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of California without giving effect to the conflicts of laws principles thereof.

         10. MODIFICATION. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         11. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         13. ASSIGNMENT. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder;


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provided, however, that nothing herein shall limit Consultant from assigning or transferring, by pledge, creation of a security interest or otherwise, any or all of Consultant's right to receive the Compensation provided in Section 2(A) hereof.

         14. ENTIRE AGREEMENT. This Agreement, together with that certain Voting Agreement of even date herewith and that certain Disbursement Agreement of even date herewith, as to each of which Consultant is a party, constitute the entire agreement between the parties hereto and supersede all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         15. ATTORNEYS' FEES. If any action shall be brought by either party hereto to enforce the provisions of this Agreement, the prevailing party shall be entitled to receive reasonable attorneys' fees and costs from the losing party in such action.

         IN WITNESS WHEREOF, Consultant has executed and delivered this Agreement, and the Company has caused this Agreement to be executed and delivered, all as of the day and year first above set forth.

                          THE RED CALLIOPE AND ASSOCIATES, INC.



                          By:
                              ----------------------------------
                          Its:

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                          Attest:
                                 -------------------------------
                          Its:
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                                  [CORPORATE SEAL]




                                                          (SEAL)
                               ---------------------------
                                  CAROL GLICKMAN


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